As filed with the Securities and Exchange Commission on January 11, 1999
                                                   Registration No. 333-68127
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

             ------------------------------------------------------
                                    FORM S-3/A
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

             ------------------------------------------------------
                        CIRCLE INTERNATIONAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

             ------------------------------------------------------
      Delaware                          4731                       94-1740320
(State or other jurisdiction  (Primary Standard Industrial     (I.R.S. Employer
 of incorporation or           Classification Code Number)       Identification
 organization)                                                          Number)

                               260 Townsend Street
                          San Francisco, CA 94107-0933
                                   (415) 978-0600
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
             -------------------------------------------------------
                                ROBERT H. KENNIS
                        Circle International Group, Inc.
                               260 Townsend Street
                          San Francisco, CA 94107-0933
                                   (415) 978-0600
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
                                 John F. Seegal
                               Gregory R. Liberman
                        Orrick Herrington & Sutcliffe LLP
                        Old Federal Reserve Bank Building
                               400 Sansome Street
                      San Francisco, California 94111-3143
                                   (415) 392-1122

        Approximate date of commencement of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please, check the following box. ___
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. _X_
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                                      Proposed
                                       Maximum         Maximum       Proposed
    Title of Each          Amount      Offering       Aggregate     Amount of
 Class of Securities        to be      Price Per      Offering     Registration
   to be Registered      Registered    Share (1)      Price(1)         Fee
---------------------- ------------- ------------- ------------- -------------
     Common Stock,        154,128
    $.01 par value         shares      $17.71875     $2,730,956       $760
================================================================================
(1) Estimated solely for purpose of calculating the registration fee and based on the average of the high and low prices of the Common Stock on the National Market tier of the Nasdaq Stock Market on November 12, 1998.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                 154,128 Shares


                              Circle International
                                   Group, Inc.

                                  Common Stock





     All of the 154,128 shares of common stock being offered hereby are being offered for the account of certain stockholders of Circle International Group, Inc. and/or others who have received an interest in these shares. Circle will not receive any of the proceeds from the sale of the stock.

     The common stock is traded on the National Market tier of the Nasdaq Stock Market under the symbol "CRCL." The closing price of the common stock as reported by the NASDAQ National Market on November 12, 1998 was $17.75.

     Circle has been advised by the selling stockholders that all or a portion of the stock may be disposed of from time to time through brokers, acting as agents and charging usual and customary brokerage commissions, on the National Market tier of the Nasdaq Stock Market, in the over-the-counter market or in private negotiations, at market prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution."

     For a discussion of certain factors that should be considered in connection with Circle common stock see "Risk Factors" beginning on page 3 of this Prospectus.



  --------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                       ---





                The date of this Prospectus is November 12, 1998.

                                   THE COMPANY

     Circle International Group, Inc. (prior to May, 1997 was known as the Harper Group, Inc.) is a leader in providing transportation and logistics services for the international movement of goods. Our principal services consist of international air and ocean freight forwarding, customs brokage and logistics management. In so doing we also furnish information technology services, warehousing, distribution, and inventory management services. Our full menu of services include:

     -air and ocean export and                    -worldwide customs brokage
        import freight transportation             -Free Trade Zone management
     -global freight tracking                         and associated services
     -information management services             -purchase order management
        such as electronic data interchange       -warehousing
        and electronic invoicing                  -global purchasing
     -logistics management                        -marine insurance (ocean and
     -project cargo management                       air coverage
     -trade finance services

     These services are designed to provide global logistics solutions for customers in order to streamline their supply chain, reduce their inventories, improve their logistics information, enhance their profitability and provide them with more efficient and effective international distribution strategies. Our global array of services benefits customers by reducing overall international transportation costs and increasing the speed and reliability of the delivery of goods worldwide.

     Our global services are supplied through its network of over 300 offices, agents and distribution centers located in over 100 countries on six continents. These facilities are linked by our real-time, online communications network that speeds the two-way flow of shipment data and related logistics information between origins and destinations around the world. In addition to its own operations, Circle utilizes a network of overseas agents for comprehensive, global coverage of major trade centers.

     Circle started operations in 1898, was incorporated in California in 1970, and reincorporated in Delaware in 1987. Until December 31, 1993, its operating subsidiaries in the United States included Circle Airfreight Corporation, Inc., its principal international air freight subsidiary, Harper Robinson & Co., Inc., its principal international ocean freight forwarding and customs brokerage subsidiary; Max Gruenhut International, Inc., a full service air and ocean freight forwarding firm; and Darrell J. Sekin and Co., a full service firm engaged in air and ocean freight forwarding and customs brokerage.


                                  RISK FACTORS


     Before you decide to invest in shares of common stock, you should carefully consider the following factors as well as other information in this prospectus and in Circle's other filings with the SEC.

Volatility in International Currency Markets

     Volatility in international currency markets and unanticipated government intervention could have a material adverse effect upon Circle's business or financial results in the future. Circle's business depends upon continuing growth in international trade. Since Circle operates in a global market, its operations involve many different currencies. As a result, Circle is exposed to the many inherent risks of international currency markets and government intervention.

Uncertainties Based Upon the Operations of Other Entities

     To be able to provide service to its customers, Circle depends upon good working relationships with a variety of other entities, including, for example, airlines and ocean carriers. Changes in space allotments available from carriers and changes in the ways such carriers conduct their businesses could affect Circle's business in unpredictable ways.

Changes in Governmental Regulations

     Circle's operations are subject to regulation by various governmental entities, both domestic and foreign. Consequently, governmental deregulation efforts, "modernization" of the regulations governing customs clearance and changes in the international trade and tariff environment could require material expenditures by Circle or otherwise adversely affect Circle's business or financial results.

Risks Associated with Acquisitions

     There are risks and uncertainties associated with acquisitions. Examples of such risks include the following:

      -management's attention could be diverted from its usual focus to the assimilation of the operations and personnel of acquired companies;

      -Circle's short-term operating results could be adversely affected as a result of acquisitions; and

      -the comlexities of integrating systems and operations could require material expenditures by Circle or otherwise adversely affect its business or financial results.

Technology Dependencies

     The potential inability of Circle's information systems to keep pace with the increasing complexity and growth of its business could affect Circle's business in ways that management does not currently anticipate.

Loss of Key Personnel Could Adversely Impact Business

     Circle believes that its ability to successfully implement its business strategy and to operate profitably depends on the continued employment of its key executives and managers. If David I. Beatson, Circle's President and Chief Executive Officer, or any of Circle's other key executives or managers are unable or unwilling to continue in their present positions, Circle's business and financial results could be materially adversely affected.

Reduction in Profit Margins

     Circle believes that inflation has not adversely affected its business and that it has generally been successful in passing price increases on to its customers. Nonetheless, pressures exerted from the competitive marketplace could lead to future cost increases which could erode Circle's profit margin.

Lack of Year 2000 Readiness May Impact Global Trade

    Circle places a high degree of reliance on its computer systems and on the systems of third parties. If such systems are not Year 2000 ready, then the business of Circle and its customers could be adversely impacted. See discussion under the heading "Year 2000" on page 11 of Circle's Quarterly Report on Form 10-Q filed on November 16, 1998, which is incorporated herein by reference.

     The risks and uncertainties described above could cause actual results to differ materially from those set forth in or implied by forward-looking statements contained in this Form S-3. The description of risks and uncertainties is intended to qualify such forward-looking statements and invoke the "safe harbor" provided by the Private Securities Litigation Reform Act of 1995.

                         COMMON STOCK AND DIVIDEND DATA

     The common stock of Circle has been traded on the National Market tier of the Nasdaq Stock Market since Circle's initial public offering in 1977. Circle's stock trades under the symbol "CRCL." The following table sets forth, for the periods indicated, the highest and lowest closing sale prices for the common stock, as reported by the National Market tier of the Nasdaq Stock Market.

Fiscal 1996                                                       High    Low
                                                                  ----    ---
  First Quarter..........................................        19.25  16.50
  Second Quarter.........................................        23.00  17.00
  Third Quarter..........................................        21.88  18.50
  Fourth Quarter.........................................        25.75  20.50
Fiscal 1997
  First Quarter..........................................        23.50  21.00
  Second Quarter.........................................        27.75  21.63
  Third Quarter..........................................        31.38  24.88
  Fourth Quarter.........................................        32.38  22.94
Fiscal 1998
  First Quarter..........................................        29.50  21.00
  Second Quarter.........................................        29.00  23.12
  Third Quarter..........................................        28.56  14.00

     As of, November 12, 1998, there were approximately 369 holders of record of Circle's common stock. On, November 12, 1998, the last reported sale price of the common stock on the National Market tier of the Nasdaq Stock Market was $17.75.

     The Board of Directors considers payment of cash dividends on a semi-annual basis, subject to the availability of earnings, the financial condition of Circle and other relevant factors. Circle's past practice has been to declare semi-annual dividends, but there can be no assurance that a similar practice will continue in the future.


                              SELLING STOCKHOLDERS

     The stock being offered hereby by the selling stockholders was acquired by the selling stockholders in connection with the acquisition by Circle, in August 1998, of Alrod International, Inc., a privately held Burlingame, California-based international freight forwarding and customs brokerage company.


     The selling stockholders, the only shareholders of Alrod, received 770,642 shares of Circle's common stock in the acquisition. Pursuant to the Agreement and Plan of Reorganization, Circle agreed to file a registration statement on Form S-3 to register for resale 154,128 shares. Circle has agreed to pay the expenses of such registration and to use its best efforts to cause the registration statement to remain effective for a period of 210 days or such shorter period that will terminate when all stock covered by the registration statement have been sold.

     The following table sets forth certain information with respect to the selling stockholders.


                                  Beneficially                   Beneficially
                                  Owned Prior                       Owned
                                  to Offering     Number of     After Offering
                               -----------------   Shares    -------------------
                               Number of            Being    Number of
Name                            Shares   Percent   Offered     Shares   Percent
                               --------- -------  ---------  ---------  -------
Alberto and Marta Rodriguez
(in community property).....    577,981    3.4%    115,596    462,385     2.7%
Stephen Russell.............    192,661    1.1%     38,532    154,129       *
-----------
*  Less than one percent.

                              PLAN OF DISTRIBUTION

     Resales of the shares by the selling stockholders may be made on the National Market, in the over-the-counter market or in private transactions. The shares will be offered for sale on terms to be determined when the agreement to sell is made or at the time of sale, as the case may be. The selling stockholders may sell some or all of the shares in transactions involving broker-dealers who may act solely as agent and or may acquire shares as principal. Broker-dealers participating in such transactions as agent may receive commissions from the selling stockholders (and, if they act as agent for the purchaser of such shares, from such purchaser), such commissions computed in appropriate cases in accordance with the applicable rules, which commissions may be at negotiated rates where permissible under such rules. Participating broker-dealers may agree with the selling stockholders to sell a specific number of shares at a stipulated price per share and, to the extent such broker-dealer is unable to do so acting as agent, for the selling stockholder to purchase as principal any unsold shares at the price required to fulfill the broker-dealer's commitment to the selling stockholders. Any such sales may be by block trade.


                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of Circle consists of 40,000,000 shares of common stock, $1.00 par value per share, and 1,000,000 shares of preferred stock, $1.00 par value per share, issuable in series. As of November 12, 1998, there were 17,121,369 shares of common stock issued and outstanding held by approximately 369 holders of record and no shares of preferred stock issued and outstanding.

Common Stock

     Subject to preferences that may be applicable to any series of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at such time and in such amounts as the Board of Directors may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held by such holder and may not cumulate votes for the election of directors. Directors are elected by classes to serve for three-year terms and such classification of directors could have the effect of delaying, deferring or preventing a change in control of Circle. The common stock is not entitled to preemptive rights, sinking fund provisions, subscription rights or conversion rights and is not subject to redemption. Upon the liquidation, dissolution or winding up of Circle, any assets legally available for distribution to the shareholders of Circle are distributable ratably among the holders of the common stock and any participating preferred stock at the time outstanding after payment of the liquidation preference, if any, on any outstanding preferred stock. Each outstanding share of common stock including the common stock offered hereby is fully paid and nonassessable.

Preferred Stock

     The preferred stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix or alter the rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock, including the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and sinking funds, the number of shares constituting any series and the designation thereof, and to increase or decrease the number of shares of such series subsequent to the issuance of shares of such series (but not below the number of shares of such series then outstanding) without any further vote or action by the stockholders. The issuance of preferred stock could adversely affect the voting power of holders of the common stock and may have the effect of delaying, deferring or preventing a change in control of Circle.

Section 203 of the Delaware General Corporation Law

     Circle is subject to the provisions of Section 203 of the Delaware
General Corporation Law. In general, this statute prohibits under certain circumstances, a Delaware corporation whose stock is publicly traded or held in record by more than 2,000 stockholders, from engaging in a "business combination" with an "interested stockholder" for a period of 3 years after the date of the transaction which the person became an interested stockholder, unless one of the following occurs:

     -the corporation has elected in its certificate of incorporation or bylaws not to be governed by this Delaware law (Circle has not made such an election);

     -prior to the time the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder;

     -the stockholder owned at least 85% of the outstanding voting stock of the corporation (excluding shares held by directors who were also officers or held in certain employee stock plans) upon consummation of the transaction which resulted in a stockholder becoming an interested stockholder; or

     -the business combination was approved by the board of directors and by two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder).

"Interested stockholder" is a person who, together with affiliates and associates, owns (or, if such person is an affiliate or associate of the corporation, any time within the prior three years did own) 15% or more of the corporation's outstanding voting stock. The term "business combination" is defined generally to include mergers, consolidations, stock sales, asset based transactions, and other transactions resulting in a financial benefit to the interested stockholder.

Transfer Agent and Registrar

     ChaseMellon Shareholder Services, L.L.C. is the transfer agent and registrar for the Circle's Common Stock.

                                  LEGAL MATTERS

     The validity of the issuance of the common stock offered hereby will be passed upon for Circle and the selling stockholders by Orrick, Herrington & Sutcliffe LLP, San Francisco, California.

                                     EXPERTS

     Circle's consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, incorporated herein by reference from Circle's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     Circle is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports, proxy and information statements, and other information with the Securities and Exchange Commission at 450 Fifth Street N.W., Washington, D.C. 20549. Reports, proxy statements and other information filed by Circle with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at its principal office in Washington, D.C. and at the Regional Offices of the Commission at 7 World Trade Center, Suite 1300, New York,
New York 10048; and Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a World Wide
Web site that contains reports, proxy and information statements, and other information that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval system. This Web site can be accessed at http://www.sec.gov.

     Circle has filed with the Commission a registration statement on Form
S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Copies of the Registration Statement may be inspected, without charge, at the principal office of the Commission or at the Regional Offices referred to above, or obtained upon payment of prescribed rates from the Public Reference Section of the Commission at its principal office. Electronic registration statements made through EDGAR are publicly available through the Commission's Web site.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     Circle's Annual Report on Form 10-K, for the fiscal year ended December 31, 1997, and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, all as filed by Circle with the Commission pursuant to the 1934 Act, are hereby incorporated in this Prospectus by reference.

     All documents filed by Circle pursuant to Section 13(a), 13(c), 14 or 15
(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Circle hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates. Requests for such copies should be directed to: Circle International Group, Inc. 260 Townsend Street, San Francisco, California 94107-0933, Attn: Janice Kerti, telephone
(415) 978-0600.

====================================        ====================================



   No  dealer,  salesman  or  other
person has been  authorized to give                     154,128 Shares
any  information  or  to  make  any
representations  other  than  those
contained  in  the   Prospectus  in
connection  with the offer  made by                  Circle International
this  Prospectus  and, if  given or                      Group, Inc.
made, such  information  or  repre-
sentations must not be  relied upon
as having been authorized by Circle                       Common Stock
or  by  any  selling   stockholder.
Neither the  delivery of this Pros-
pectus  nor  any  sale  made  here-
under shall under any circumstances
create an  implication  that  there
has been no change in  the  affairs
of  the Circle since the date here-                    ______________
of.  This Prospectus does not  con-
stitute an offer or solicitation by                       PROSPECTUS
anyone in any state  in which  such                     _____________
offer  or solicitation is not auth-
orized or in which the person  mak-
such offer or  solicitation  is not
qualified  to do so  to  anyone  to
whom it is  unlawful  to make  such
offer or solicitation.






          ----------------




         TABLE OF CONTENTS

The Company.....................3

Risk Factors....................3

Common Stock and Dividend Data..5

Selling Stockholders............5

Plan of Distribution............6

Description of Capital Stock....6

Legal Matters...................7

Experts.........................7

Available Information...........8

Incorporation of Certain
   Information by Reference.....8


                                                      November 12, 1998

===================================        =====================================

                                     PART II

                     INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses payable by the registrant in connection with the distribution of the Common Stock being registered. All amounts are estimated, except the SEC registration fee, the NASD filing fee and the Nasdaq National Market application fee:

            SEC registration fee........................  $   760
            Accounting fees and expenses................    8,000
            Legal fees and expenses.....................    5,000
                                                          -------

              Total.....................................  $13,760
                                                          =======

Item 15.  Indemnification of Directors and Officers

     Section 6(b) of Circle's Certificate of Incorporation provides that directors of Circle shall not be personally liable to Circle or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the General Corporation Law of the State of Delaware. Article V of Circle's By-Laws provides for indemnification of officers and directors to the full extent and in the manner permitted by Delaware law. Section 145 of the Delaware General Corporation Law makes provision for such indemnification in terms sufficiently broad to cover officers and directors under certain circumstances for liabilities arising under the Securities Act of 1933.

     Circle has entered into indemnification agreements with each director which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.

     The Registration Rights Agreement provides for the indemnification of officers and directors of Circle under certain circumstances.

Item 16.  Exhibits and Financial Statement Schedules.

 (a) Exhibits

   Exhibit
    Number                           Exhibit
    ------                           -------

     1.1 Registration Rights Agreement among Registrant, Alberto Rodriguez, Marta Rodriguez and Stephen Russell dated July 30, 1998.
     3.1 Certificate of Incorporation (incorporated by reference to Exhibit 4.2 to Registration Statement No. 33-40826).
     3.2 By-Laws, as amended (incorporated by reference to Exhibit 3.2.1 to Annual Report on Form 10-K for the fiscal year ended December 31,
          1986).
     4.1 Specimen certificate of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Registration Statement No. 2-59017).
     5.1  Opinion and Consent of Orrick, Herrington & Sutcliffe LLP.
     23.1 Consent of Deloitte and Touche LLP.
     23.2 Consent of Orrick, Herrington & Sutcliffe LLP (See Exhibit 5.1).

     24.1 Powers of Attorney (see Page II-3).

Item 17.  Undertakings

   The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (3) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment to those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 17th day of November, 1998.

                                    CIRCLE INTERNATIONAL GROUP, INC.


                                    By:/s/ David I. Beatson
                                       -------------------------------------
                                    David I. Beatson
                                    (President and Chief Executive Officer)

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints David I. Beatson and Robert H. Kennis, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                   Capacity                      Date
          ---------                   --------                      ----

                            President, Chief Executive
/s/ David I. Beatson           Officer and Director           November 17, 1998
-----------------------
David I. Beatson            (Principal Executive Officer)

                            Senior Vice President and
                             Chief Financial Officer
/s/ Janice Kerti         (Principal Financial Officer and     November 17, 1998
-----------------------
Janice Kerti               Principal Accounting Officer)


/s/ Peter Gibert         Chairman of the Board of Directors   November 17, 1998
-----------------------
Peter Gibert

/s/ Wesley J. Fastiff                 Director                November 17, 1998
-----------------------
Wesley J. Fastiff

                                      Director                November 17, 1998
-----------------------
Edwin J. Holman

/s/ John M. Kaiser                    Director                November 17, 1998
-----------------------
John M. Kaiser

                                      Director                November 17, 1998
-----------------------
John M. Lillie

/s/ Ray C. Robinson, Jr.              Director                November 17, 1998
-----------------------
Ray C. Robinson, Jr.

                                      Director                November 17, 1998
-----------------------
Frank J. Wezniak

                                  EXHIBIT INDEX

   Exhibit
   Number                            Exhibit
   ------                            -------

     1.1 Registration Rights Agreement among Registrant, Alberto Rodriguez, Marta Rodriguez and Stephen Russell dated July 30, 1998.

     3.1 Certificate of Incorporation (incorporated by reference to Exhibit 4.2 to Registration Statement No. 33-40826).

     3.3 By-Laws, as amended (incorporated by reference to Exhibit 3.2.1 to Annual Report on Form 10-K for the fiscal year ended December 31,
          1986).

     4.1 Specimen certificate of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Registration Statement No. 2-59017).

     5.1  Opinion and Consent of Orrick, Herrington & Sutcliffe LLP.

     23.1 Consent of Deloitte and Touche LLP.

     23.2 Consent of Orrick, Herrington & Sutcliffe LLP (See Exhibit 5.1).

    24.1  Powers of Attorney (see Page II-3).

                                                                     Exhibit 1.1


                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

     This Registration Rights agreement ("Agreement) dated July 31, 1998, is made by and among Circle International Group, Inc., a Delaware corporation ("Circle"), Alberto Rodriguez, Marta Rodriguez and Stephen Russell, the other former shareholders (collectively, the "Shareholders" and each individually, a "Shareholder") of Alrod International, Inc.

                                R E C I T A L S:
                                ----------------

     A. The Shareholders have received shares (the "Stock") of Circle common stock, $1.00 par value ("Circle Common Stock"), in connection with the acquisition of Alrod International, Inc., by Circle. "Stock" shall also include any securities issued with respect to the Circle Common Stock owned by the Shareholders by way of any conversion, exchange, stock split, stock dividend, recapitalization, merger, consolidation, reorganization, reclassification, or similar event.

     B. In connection therewith, Circle has granted certain registration rights to the Shareholders.

                               A G R E E M E N T:
                               ------------------

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Required Registrations.

        (a) Request. At any time, the Shareholders may request Circle, in writing, to effect the registration under the Securities Act of 1933 (the "Securities Act") of up to 20% of the Stock (which number shall be appropriately adjusted for any conversion, exchange, stock split, stock dividend, recapitalization, merger, consolidation, reorganization, reclassification, or similar event). Thereupon, Circle shall file with the Securities and Exchange Commission as promptly as practicable (and in any event within 30 days after receiving the Shareholders' request) a registration statement under the Securities Act covering the Stock that Circle has been requested to register. Circle shall, as expeditiously as possible, use its best efforts to effect the registration of all Stock that Circle has been requested to register so that such Stock may be sold at such times and in such manner as the Shareholders have requested. Provided, however, that (i) Circle shall have no obligation to cause such registration statement to become effective and (ii) the Shareholders shall have no rights to sell any Stock until after the No Sale Period (as defined in the Agreement and Plan of Reorganization executed by the parties on July 8,
1998).

        (b) Number. Circle shall not be required to take any action to effect a registration under this Section 1 if it has previously filed a registration statement at the request of the Shareholders that became effective and Circle otherwise complied with this Agreement with respect to that registration statement. If a registration statement requested under Section l(a) has become effective and the offering of Stock pursuant to that registration is interfered with by any stop order, injunction, or other order or requirement of the Securities and Exchange Commission or other governmental agency or court, such registration will be deemed not to have been effected.

        (c) Other Securities. Without the consent of the Shareholders, no other securities owned or to be sold by any other person, including Circle, may be included in a registration statement filed under this Section 1.

        (d) Underwriting. If the Shareholders intend to distribute the Stock covered by its request by means of an underwriting, they shall so advise Circle in such request, and Circle shall include such information in the written notice required above. Circle shall enter into an underwriting agreement with a managing underwriter (selected by the Shareholders, which agreement and underwriter shall be reasonably satisfactory in form and substance to Circle) and shall contain such representations, warranties and covenants by Circle and such other terms as are customarily contained in agreements of that type used by the managing underwriter, including Indemnities to the effect and to the extent provided in Section 6 hereof.

     2. Limitation on Obligation. Circle shall not be required by this Agreement to register Stock if, in the opinion of counsel for Circle (which shall be in writing and addressed to the Shareholders), the proposed sale of the Stock as to which registration is requested is exempt from the registration provisions of the Securities Act and the securities laws of the states in which the Stock are to be sold.

     3. Expenses. Circle will pay all expenses of all registrations under this Agreement, including, without limitation, all registration and filing fees, exchange listing or NASDAQ inclusion fees, printing expenses, fees and disbursements of counsel and accountants for Circle, the reasonable fees and expenses of one counsel selected by the Shareholders to represent the Shareholders, and state Blue Sky fees and expenses, but excluding underwriting discounts, selling commissions, transfer taxes incurred as a result of such sales, and the fees and expenses of any additional counsel for the Shareholders.

     4. Certain Obligations of Circle. In connection with any registration filings effected under this Agreement, Circle shall:

        (a) Preparation and Filing. Promptly prepare, file and use its best efforts to cause to become effective the registration statement and such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep the registration statement effective for a period of 180 days or such shorter period that will terminate when all Stock covered by the registration statement have been sold (but not before the expiration of the applicable prospectus delivery period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable); and to comply with the provisions of the Securities Act and applicable state securities laws with respect to the disposition of the Stock covered by the registration statement;

        (b) Provide Prospectus. Furnish to each selling Shareholder such reasonable number of copies of the registration statement and each amendment and supplement thereto, the prospectus included in such registration statement (including the preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such Shareholder may reasonably request in order to facilitate the disposition of his or her Stock;

        (c) Opinion and Letter. If the Stock is being sold through underwriters, use Circle's best efforts to cause the independent certified public accountants of Circle to deliver to the selling Shareholders, and to the underwriters, letters on the date that the registration statement becomes effective and on the date the Stock is delivered to the underwriters for sale pursuant to such registration, stating that they are independent certified public accountants within the meaning of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, and that, in their opinion, the financial statements and other financial data of Circle included in the registration statement or prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such other financial matters customarily provided in a "comfort letter" as the underwriter or the selling Shareholders may reasonably request;

        (d) Blue Sky. Use its reasonable best efforts to register or qualify the Stock covered by the registration statement under the securities or "blue sky" laws of such jurisdictions as the selling Shareholders shall reasonably request, and accomplish any and all other acts which may be reasonably necessary or advisable to enable such Shareholders to consummate the disposition in such jurisdictions of the Stock covered by the registration statement; provided, however, that Circle shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d); (ii) escrow shares of its capital stock; (iii) subject itself to taxation in any such jurisdiction; or (iv) consent to general service of process in any such jurisdiction;

        (e) Notification. Notify each selling Shareholder at any time when a prospectus relating to Stock is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Shareholder, Circle will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that the 30-day and 180-day periods described in
Section 4(a) will be tolled from the time a prospectus contains such a statement or omission until a prospectus correcting such statement or omission has been delivered to the Shareholders and may be delivered to the purchasers of such Stock in compliance with the Securities Act;

        (f) Listing. Cause all Stock registered to be listed on each securities exchange on which the Circle Common Stock is then listed;

        (g) Effectiveness. Notify the selling Shareholders immediately, and confirm the notice in writing, (1) when the registration statement becomes effective, (2) of the issuance by the Securities and Exchange Commission of any stop order of the initiation, or the threatening, of any proceedings for that purpose, (3) of the receipt by Circle of any notification with respect to the suspension of qualification of the Stock for sale in any jurisdiction or of the initiation, or the threatening, of any proceedings for that purpose, and (4) of the receipt of any comments, or requests for additional information, from the Securities and Exchange Commission or any state regulatory authority. If the Securities and Exchange Commission or any state regulatory authority shall enter such a stop order or order suspending qualification at any time, Circle will promptly use its reasonable best efforts to obtain the lifting of such order; and

        (h) Compliance and Earnings Statement. Otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders as soon as reasonably practicable, but not later than 15 months after the effective date of the registration statement, an earnings statement covering a period of at least l2 months beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

     5. Indemnification.

        (a) Circle. Circle will indemnify and hold harmless each Shareholder requesting or joining in the registration hereunder and each other person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act and each underwriter who participated in the offering of such Stock, against any losses, claims, damages, liabilities (or actions in respect thereto) and expenses, joint or several, to which such Shareholder or controlling person or underwriter may become subject under the Securities Act, or otherwise, as a result of any omission or alleged omission from the registration statement (or amendment thereto) of any material fact required to be stated therein or necessary to make the statements therein not misleading, or by reason of the fact that such registration statement (or amendment thereto) contains any untrue or alleged untrue statement of a material fact, or by reason of any omission or alleged omission from any prospectus (or supplement thereto) or preliminary prospectus of any material fact necessary to be stated therein in order to make the statements therein in light of the circumstances under which they were made not misleading, or by reason of the fact that such prospectus (or any amendment or supplement thereto) or preliminary prospectus contained any untrue or alleged untrue statement of a material fact, unless such statement or omission was made in reliance upon and in conformity with written information furnished to Circle by such Shareholder specifically for use in the preparation thereof.

        (b) The Shareholders. By requesting Stock to be covered by the registration statement in accordance with this Agreement, each Shareholder, severally and not jointly, agrees to indemnify and hold harmless Circle, each of its directors, each of its officers who have signed the registration statement, and each person, if any, who controls Circle within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities (or actions in respect thereto) or expenses to which Circle or any such director, officer or controlling person may become subject under the Securities Act, or otherwise, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) or expenses arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement (or amendment thereto), or prospectus (or supplement thereto) contained therein, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement (or amendment thereto), or prospectus (or supplement thereto), in reliance upon and in conformity with written information furnished to Circle by the Shareholder specifically for use in the preparation thereof. The liability of each such Shareholder will be in proportion to and limited to the net amount received by such Shareholder from the sale of Stock pursuant to such registration statement.

        (c) Participation by Indemnifying Party. In case any such action is brought against any indemnified party, and it, he or she notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it, he or she may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel to whose employment such indemnified party has consented (which consent shall not be unreasonably withheld); and after notice from the indemnifying party to such indemnified party of its, his or her election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and except as otherwise provided below; provided, however, that such indemnified party shall, at all times, cooperate in the defense of the indemnified party. The indemnifying party shall be liable to the indemnified party for legal or other expenses incurred by the indemnified party even if the indemnifying party has offered to assume the defense thereof if (i) the employment of counsel by the indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnified party and the indemnifying party in the conduct of the defense of such action or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action.

     6. Contribution. The parties further agree that, if the indemnity provisions of this Agreement are held to be unenforceable, an indemnified party may recover contribution from an indemnifying party or parties in an amount that, when added to contributions the indemnified party has theretofore received or currently receives from other persons, will reimburse the indemnified party for all losses, claims, damages, or liabilities and legal and other expenses; provided, however, that if the full amount of the contribution specified in this
Section 6 is not permitted by law, then the indemnified party shall be entitled to contribution from the indemnifying party to the full extent permitted by law.

     7. Information by Shareholder. Each Shareholder whose Stock is included in any registration pursuant to this Agreement shall furnish to Circle such written information regarding such Shareholder and the distribution proposed by such Shareholder as Circle may reasonably request in writing and as shall be required in connection with any registration.

     8. Assignability. The registration rights under this Agreement shall inure to the benefit of the successive holders of the Stock who hereafter acquire ownership of the Stock from any Shareholder, other than pursuant to a "brokers' transaction" as defined in paragraph (g) of Rule 144 promulgated under the Securities Act or pursuant to a registration statement that has been declared effective under the Securities Act; provided that such assignment is in writing and that notice of such assignment is given to the other parties hereto. Any such successor or assignee shall acknowledge in writing that its rights are subject to this Agreement before it shall be entitled to the benefits of this Agreement.

     9. Shareholders' Compliance with Securities Laws. Each Shareholder shall, at all times, cooperate with Circle and its legal counsel in the preparation, execution and filing of all reports, forms and proxy solicitation material which Circle must file with the Securities and Exchange Commission and with applicable securities regulatory bodies.

     10. Rule 144. Circle agrees to:

        (a) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, and to take such other actions that may be required to enable the Shareholders to sell their Stock under Rule 144; and

        (b) furnish to any Shareholder upon request a written statement by Circle as to its compliance with the reporting requirements of Rule 144.

     11. Severability and Reformation. The parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision contained herein or therein is too broad to be enforced as written, the parties intend that the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision contained herein or therein is held to be illegal, invalid or unenforceable under present or future law, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance. The inclusion in this Agreement of any provision that is so reformed or severed shall not be deemed to waive the rights of any party hereto.

     12. Attorneys' Fees. If any legal action is brought by any party hereto to interpret or enforce the terms and conditions of this Agreement, it is expressly agreed that the party in whose favor a final judgment is entered shall be entitled, in addition to any other relief which may be awarded, to recover from the other party or parties its or his reasonable attorneys' fees together with such prevailing parties other costs and reasonable and necessary expenses incurred in connection with such litigation.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     14. Notices.

        (a) Address. All notices, requests, demands, and other communications hereunder shall be in writing and shall be hand delivered or sent by recognized overnight courier or registered or certified United States mail (postage prepaid), return receipt requested, addressed, if to any Shareholder, to the address listed under his or her name on the signature page, and, if to Circle, to:

            Circle International Group, Inc.
            260 Townsend Street
            San Francisco, CA 94107-0933
            Attn:  Vice-President, General Counsel

Each notice, request, demand, and other communication delivered or sent in the manner described above shall be deemed sufficiently delivered or sent at such time as it is delivered to the addressee (with the return receipt deemed conclusive evidence of such receipt) or at such time as delivery is refused by the addressee.

        (b) Change of Address. Each Shareholder or Circle may change the address to which notices, requests, demands, and other communications hereunder are to be sent to such party by giving all other parties hereto notice thereof in accordance with paragraph (a) of this Section.

     15. Entire Agreement. This document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     16. Successors; Amendment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, legatees, personal representatives, successors, and assigns This Agreement may be amended only by an agreement in writing executed by each Shareholder and Circle. This Agreement and any of the terms hereof may be waived or discharged only by an instrument in writing signed by the party against whom enforcement of such waiver or discharge is sought.

     17. Governing Law. THIS AGREEMENT, AND THE RIGHTS AND THE OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.


      EXECUTED as of the date first written above.

                                    CIRCLE INTERNATIONAL GROUP, INC.


                                    By:
                                       ---------------------------------------
                                    Its:
                                       ---------------------------------------



                                  SHAREHOLDERS



address:                            By:
                                       ---------------------------------------
                                                    Alberto Rodriguez



address:
                                       ---------------------------------------
                                                     Marta Rodriguez


address:
                                       ---------------------------------------
                                                     Stephen Russell

                  [ORRICK, HERRINGTON & SUTCLIFFE LLP LETTERHEAD]


                                                                     EXHIBIT 5.1


                               November 17, 1998


Circle International Group, Inc.
260 Townsend Street
San Francisco, California  94107-0933

            Re:   Circle International Group, Inc.
                  Registration Statement on Form S-3


Ladies and Gentlemen:

          At your request, we are rendering this opinion in connection with a proposed sale by a certain stockholders ("Selling Stockholders") of Circle International Group, Inc., a Delaware corporation (the "Company") of up to 154,128 shares (the "Shares") of common stock, $1.00 par value (the "Common Stock") pursuant to a Registration Statement on Form S-3.

          We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

     Based on such examination, we are of the opinion that the currently issued and outstanding Shares covered by the Registration Statement are legally issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                Very truly yours,

                                    /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP
                                    --------------------------------------
                                    ORRICK, HERRINGTON & SUTCLIFFE LLP

                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Circle International Group, Inc. on Form S-3 of our report dated March 13, 1998, appearing in the Annual Report on Form 10-K of Circle International Group, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP

San Francisco, California
November 23, 1998